Exhibit 4.1

REGIS CORPORATION, as Issuer

and

WELLS FARGO BANK, N.A., as Trustee

INDENTURE

Dated as of July 14, 2009

5% Convertible Senior Notes due 2014

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CROSS-REFERENCE TABLE

TIA Section		Indenture Section(s)
Section	310(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	N.A. **
	(a)(4)	N.A.
	(a)(5)	8.09
	(b)	8.08
	(c)	N.A.
Section	311(a)	8.13
	(b)	8.05
	(c)	N.A.
Section	312(a)	2.06
	(b)	11.03
	(c)	11.03
Section	313(a)	8.14 (a)
	(b)(1)	N.A.
	(b)(2)	8.14 (a)
	(c)	8.14 (a)
	(d)	8.14 (b)
Section	314(a)	5.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.04
	(f)	N.A.
Section	315(a)	8.01 (b)
	315(b)	8.02
	315(c)	8.01 (a)
	315(d)	8.01 (c)
	315(d)(2)	8.01 (c)
	315(d)(3)	8.01 (c)
	315(e)	7.14
Section	316(a) (last sentence)	2.10
	316(a)(1)	7.12, 7.13
	316(a)(2)	N.A.
	316(b)	7.08
	316(c)	11.05(e)
Section	317(a)	7.03, 7.04(a)
	317(b)	2.04
Section	318(a)	11.01
	318(c)	11.01

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*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE, dated as of July 14, 2009, is between Regis Corporation, a corporation incorporated under the laws of the State of Minnesota (the “Company”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 5% Convertible Senior Notes due 2014.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 7.02(b) hereof.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means initially the Company.  The Company may, however, appoint another Person (including the Trustee) as the Bid Solicitation Agent without prior notice to the Holders of the Securities.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

“Board Resolution” means, with respect to any Person, a duly adopted resolution (or other similar action) of the Board of Directors of such Person.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, equity interests, equity participations or other equity equivalents of or equity interests in (however designated) the equity of that entity, but excluding debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement Averaging Period” means, with respect to any Security surrendered for conversion, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the Conversion Date for such Security; provided that, with respect to any Conversion Date occurring during the period beginning on, and including, April 15, 2014 and ending at the close of business on the second Scheduled Trading Day immediately prior to the Maturity Date, “Cash Settlement Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Maturity Date.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that is not registered in the name of a Depositary or a nominee thereof and does not include the information or the schedule called for by footnote 1 thereof.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.05 per share, of the Company as they exist on the date of this Indenture, subject to Section 4.06.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Obligation” means the obligation of the Company to deliver amounts owing upon conversion in accordance with the provisions of Article 4 hereof.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 64.6726 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at MAC N9311-110 625 Marquette Ave., 11th Floor Minneapolis, MN 55479, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20th) of the product of (a) the then-applicable Conversion Rate on such Trading Day and (b) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” is equal to the Specified Dollar Amount, divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:

(a)           cash equal to the lesser of the Daily Measurement Value and the Daily Conversion Value for such Trading Day; and

(b)           to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to the Daily Share Amount.

“Daily Share Amount,” with respect to each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, means, to the extent the Daily Conversion Value exceeds the Daily Measurement Value, (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” for the Common Stock, in respect of any Trading Day, means the per share volume-weighted average price on the New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RGS.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method) and will be determined without regard to after hours trading or any other trading outside of the regular trading session.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date upon which the shares of Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Fundamental Change” means the occurrence after the original issuance of the Securities of any of the following events:

(a)           any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries or any of their respective employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)           consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; (any such exchange, offer, consolidation, merger, sale, lease or other transfer transaction or series of transactions being referred to herein as an “event”); provided, however, that any such event where the holders of more than 50% of our shares of Common Stock immediately prior to such event, own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving person or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(c)           the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)           the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed on at least one U. S. national securities exchange,

provided, however, no transaction or event described in clause (b) above shall constitute a Fundamental Change if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event that would otherwise have constituted a Fundamental Change consists of shares of Publicly Traded Securities, and as a result of the transaction or event, the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 4.03).

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the legend called for in footnote 1 thereof and the related schedule and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the register maintained by the Primary Registrar.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are automatically deemed to be part of this Indenture by operation of the TIA.

“Interest Payment Date” means January 15 and July 15 of each year, commencing January 15, 2010.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national securities exchange on the relevant date, then the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.  The Last Reported Sale Price will be determined without reference to after-hours or extended market trading.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (a) or (b) of the definition thereof (in the case of any Fundamental Change described in clause (b) of the definition thereof, determined without regard to the proviso in such clause but after giving effect to the exceptions and exclusions to the definition of Fundamental Change that otherwise apply).

“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one-half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means July 15, 2014.

“Officer” means the Chairman, any Vice Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to, the Trustee; provided, however, that for purposes of Section 5.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer, principal operating officer, principal accounting officer or treasurer of the Company.

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Trustee and who shall be reasonably acceptable to the Trustee, and which opinion shall contain the statements required by Section 11.04.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Prospectus” means the prospectus dated July 8, 2009 relating to the offering and sale of the Securities.

“Publicly Traded Securities” means shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a transaction described in clause (b) of the definition of Fundamental Change.

“Regular Record Date” means, with respect to each Interest Payment Date, the January 1 or July 1, as the case may be, immediately preceding such Interest Payment Date.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the up to $150,000,000 aggregate principal amount ($172,500,000 aggregate principal amount if the Underwriters exercise their over-allotment option to purchase up to an additional $22,500,000 aggregate principal amount in full) of 5% Convertible Senior Notes due 2014, or any $1,000 principal amount thereof (each a “Security”), that are initially issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Settlement Notice” means the notice specifying the Settlement Method that the Company has elected in accordance with the provisions of Section 4.03(b) and which contains the information required by Section 4.03(c).

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.

“Specified Dollar Amount” means an amount of cash per $1,000 principal amount of a converted Security specified by the Company in the Settlement Notice related to such converted Security.

“Stated Maturity” means, with respect to any installment of interest or principal on any Security, the date on which such payment of interest or principal shall become due and payable.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market.  If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this Indenture and, for the purposes of Section 8.01(c)(2) and the proviso in Section 8.02, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Underwriters” means the underwriters named in the Purchase Agreement, dated July 8, 2009, among the Company and the underwriters named therein.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.          Other Definitions.

Term	Defined in Section

“Act”	11.05
“Additional Securities”	2.02
“Additional Shares”	4.04
“Agent Members”	2.01
“Conversion Agent”	2.03
“Conversion Date”	4.02
“Conversion Notice”	4.02
“DTC”	2.01
“Defaulted Interest”	2.16
“Depositary”	2.01
“Dividend Threshold Amount”	4.05
“Effective Date”	4.04
“Event of Default”	7.01
“Expiration Date”	4.05
“Expiration Time”	4.05
“Fundamental Change Company Notice”	3.01
“Fundamental Change Expiration Time”	3.01
“Fundamental Change Repurchase Date”	3.01
“Fundamental Change Repurchase Notice”	3.01
“Fundamental Change Repurchase Price”	3.01
“Initial Securities”	2.02
“Make-Whole Fundamental Change Period”	4.04
“Measurement Period”	4.01
“Merger Event”	4.06
“Outstanding”	2.09
“Paying Agent”	2.03
“Primary Registrar”	2.03

Term	Defined in Section

“Reference Property”	4.06
“Registrar”	2.03
“Settlement Amount”	4.03
“Settlement Method”	4.03
“Special Payment Date”	2.16
“Spin-Off”	4.05
“Stock Price”	4.04
“Trading Price Condition	4.01
“Trigger Event”	4.05
“Valuation Period”	4.05
“Weighted Average Consideration”	4.06

Section 1.03.          Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined in the TIA, defined by the TIA by reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.          Rules of Construction.

For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  words in the singular include the plural, and words in the plural include the singular;

(4)  the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(5)  the masculine gender includes the feminine and the neuter;

(6)  the terms “include”, “including”, and similar terms should be construed as if followed by the phrase “without limitation”;

(7)  references to agreements and other instruments include subsequent amendments thereto; and

(8)  all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “hereunder,” “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01.          Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. Each Security shall be dated the date of its authentication.

(a)           Global Securities.  All of the Securities initially being offered and sold to the Underwriters shall be issued in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with Wells Fargo Bank, N.A., at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)           Global Securities In General.  The Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Security).  The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the Applicable Procedures.  The Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.  The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal and interest and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof.  None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any Holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)           Book Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.02.          Execution and Authentication.

(a)           The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is initially limited to $150,000,000 aggregate principal amount ($172,500,000 aggregate principal amount if the Underwriters exercise their over-allotment option to purchase up to an additional $22,500,000 aggregate principal amount in full), except as provided in Sections 2.07 and 2.08.

The Company may, without the consent of the Holders of the Securities, hereafter issue additional Securities (“Additional Securities”) under the Indenture with the same terms and with the same CUSIP number as the Securities issued on the date of this Indenture (the “Initial Securities”) in an unlimited aggregate principal amount; provided that such Additional Securities must be part of the same issue as the Initial Securities for federal income tax purposes. Any such Additional Securities shall constitute a single series together with the Initial Securities for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Securities and any offers to purchase the Securities.

(b)           The Securities shall be executed on behalf of the Company by one of its Officers. The signatures of any of the Officers on the Securities may be manual or facsimile.

(c)           Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(d)           No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(e)           The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $150,000,000 (or up to $172,500,000 if the Underwriters exercise their over-allotment option in full) upon receipt of a Company Order. The

Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated.

(f)            The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g)           The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03.          Registrar, Paying Agent and Conversion Agent.

(a)           The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b)           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

(c)           The Company hereby initially designates Wells Fargo Bank, N.A. as Paying Agent, Primary Registrar, Securities Custodian and Conversion Agent, and designates the Trustee’s agency in New York, New York as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

Section 2.04.          Paying Agent To Hold Money In Trust.

Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit a sum sufficient to pay such principal or interest so becoming due. A Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall promptly be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 2.05.          Conversion Agent To Hold Amounts In Trust.

The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all cash and shares of Common Stock delivered by the Company to the Conversion Agent for the delivery of amounts due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery.

While any such default continues, the Trustee may require a Conversion Agent to deliver all cash and shares of Common Stock delivered by the Company to it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability in respect of such amounts. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all cash and shares of Common Stock held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06.          Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Primary Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.

Section 2.07.          Transfer and Exchange.

(a)           Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each substantially in the form included in Exhibit D hereto, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 2.13(b), 3.03(c), 4.02(c) or 10.06 unless, and to the extent, specified otherwise therein.

(b)           Neither the Company, any Registrar nor the Trustee shall be required to register the transfer of or exchange any Securities or portions thereof in respect of which a Fundamental Change Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c)           All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08.          Replacement Securities.

(a)           If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)           If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c)           Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.

(d)           Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)           The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09.          Outstanding Securities.

(a)           Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.

(b)           If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c)           If a Paying Agent holds in respect of the Outstanding Securities on a Fundamental Change Repurchase Date or the Maturity Date money sufficient to pay the principal of and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Repurchase Date or Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding and interest on them shall cease to accrue.

(d)           Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.10.          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.          Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for definitive Securities in accordance with Sections 2.07 and 2.13 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12.          Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

Section 2.13.          Legend; Additional Transfer and Exchange Requirements.

(a)           A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(b)           The provisions below shall apply only to Global Securities:

(1)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)           Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case, a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency” or (B) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to the preceding sentence shall be so exchanged as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)           Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)           Subject to clause (6) of this Section 2.13(b), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)           In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(b), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6)           Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(7)           At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

Section 2.14.          CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in a Fundamental Change Repurchase Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Fundamental Change Repurchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or other similar numbers.

Section 2.15.          Calculations.

Except as otherwise specifically stated herein or in the Securities, the Company shall be responsible for making all calculations called for under the Indenture and the Securities.  Such calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, the Settlement Amount and related calculations, accrued interest payable on the Securities and the applicable Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Securities.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward calculations of the Company to any Holder upon the request of such Holder.

Section 2.16.          Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the “Special Payment Date”), and on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special

Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.17.          Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.18.          Purchase of Securities In Open Market.

The Company may from time to time repurchase Securities pursuant to a tender offer or in open market purchases or negotiated transactions at any price without prior notice to Holders.  Any Securities so repurchased may be reissued in accordance with applicable law or surrendered to the Trustee for cancellation.  Any Securities surrendered to the Trustee for cancellation pursuant to Section 2.12 may not be reissued or resold by the Company and will be canceled promptly in accordance therewith.

ARTICLE 3

PURCHASE

Section 3.01.          Repurchase at Option of Holders upon a Fundamental Change.

(a)           If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Securities as of the preceding Regular Record Date and the Fundamental Change Repurchase Price payable to the Holder surrendering the Security for repurchase pursuant to this Article 3 shall be equal to the principal amount of Securities subject to repurchase and will not include any accrued and unpaid interest. Repurchases of Securities under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security and attached as Exhibit C hereto on or prior to the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)           delivery or book-entry transfer of the Securities to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)          if certificated, the certificate numbers of Securities to be delivered for repurchase;

(B)           the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)           that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture;

provided, however, that if the Securities are not Certificated Securities, the Fundamental Change Repurchase Notice must comply with Applicable Procedures of the Depositary.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the payment of the Fundamental Change Repurchase Price pursuant to Section 3.03(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)           On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide notice (the “Fundamental Change Company Notice”) to all Holders of record of the Securities and the Trustee of, and issue a press release in respect of (and make such press release available on the Company’s website), the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Such notice shall be effected by first class mail or, in the case of any Global Securities, in accordance with the Applicable Procedures of the Depositary for providing notices. Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change;

(iii)          the last date on which a holder may exercise the repurchase right pursuant to this Article 3;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         the applicable Conversion Rate, and, if applicable, any adjustments to the applicable Conversion Rate;

(viii)        that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)          that the holder must exercise the repurchase right on or prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(x)           that the holder shall have the right to withdraw any Securities surrendered prior to the Fundamental Change Expiration Time; and

(xi)          the procedures that holders must follow to require the Company to repurchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.01.

(c)           Notwithstanding the foregoing, no Securities may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities).

(d)           In connection with any purchase offer, the Company will:

(i)            comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,

(ii)           file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

(iii)          otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Securities.

Notwithstanding anything to the contrary provided in this Indenture, compliance by the Company with Rule 13e-4, Rule 14e-1 and any other tender offer rule under the Exchange Act in accordance with clause (i) above, to the extent inconsistent with any other provision of this Indenture, will not, standing alone, constitute an Event of Default solely as a result of compliance by the Company with such rules.

Notwithstanding the foregoing the Company shall not be required to repurchase the Securities in accordance with this Section 3.01 if a third party or any Subsidiary of the Company makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.01 and purchases all Securities validly tendered and not withdrawn under such purchase offer.

Section 3.02.          Withdrawal of Fundamental Change Repurchase Notice.

(a)           A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 3.02 at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)            the principal amount of the Security with respect to which such notice of withdrawal is being submitted,

(ii)           if Certificated Securities have been issued, the certificate numbers of the withdrawn Securities, and

(iii)          the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Securities are not Certificated Securities, the notice of withdrawal of the Fundamental Change Repurchase Notice must comply with Applicable Procedures of the Depositary.

Section 3.03.          Deposit of Fundamental Change Repurchase Price.

(a)           The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) on or prior to 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date an amount of cash sufficient to repurchase all of the Securities to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds from the Company and Securities from Holders by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Security (provided the holder has satisfied the conditions in Section 3.01) and (ii) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the holder or beneficial owner thereof in the manner required by Section 3.01 by mailing checks for the amount payable to the holders of such Securities entitled thereto as they shall appear in the register for the Securities maintained by the Primary Registrar, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)           If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Securities or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Securities will cease to be outstanding, (ii) interest will cease to accrue on such Securities, and (iii) all other rights of the holders of such Securities will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, upon delivery of the Securities), whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent.

(c)           Upon surrender of a Security that is to be repurchased in part pursuant to Section 3.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Security in an authorized denomination equal in principal amount to the unrepurchased portion of the Security surrendered.

ARTICLE 4

CONVERSION

Section 4.01.          Right to Convert.

(a)           Upon compliance with the provisions of this Indenture, a Holder of Securities shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Securities, at the applicable Conversion Rate then in effect, (x) prior to the close of business on the Business Day immediately preceding April 15, 2014, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below and (y) on or after April 15, 2014, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding July 15, 2014 irrespective of the conditions described in clauses (i) through (iv) below.

(i)            Prior to the close of business on the Business Day immediately preceding April 15, 2014, a Holder of Securities may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after September 30, 2009 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day.

(ii)           Prior to the close of business on the Business Day immediately preceding April 15, 2014, a Holder of Securities may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in this Section 4.01(a)(ii), for each Trading Day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate (the “Trading Price Condition”).  The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so.  If the Trading Price Condition has been met, the Company shall so notify Holders, the Trustee and the Conversion Agent.  If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the holders of the Securities, the Trustee and the Conversion Agent.

(iii)          If the Company elects to:

(A)          issue to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 45 days after the announcement date of such issuance, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day preceding the announcement of such issuance; or

(B)           distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders of the Securities, in the manner provided in Section 11.02 hereof, at least 25 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.  Notwithstanding the foregoing, a Holder of Securities may not convert its Securities under the provisions of this Section 4.01(a)(iii) if such Holder will participate in such issuance or distribution, at the same time and upon the same terms as a holder of Common Stock, as if such Holder held, for each $1,000 principal amount of Securities, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date.

(iv)          If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to purchase the Securities pursuant to Article 3 hereof, or if the Company is a party to a consolidation, merger, binding share exchange, or sale, transfer or lease of all or substantially all of the Company’s assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Securities for conversion at any time from or after the date which is 25 Scheduled Trading Days prior to the anticipated effective date of such transaction until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date).  The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than 25 Scheduled Trading Days prior to the anticipated effective date of such transaction (it being understood and agreed that the public announcement by the Company of any such transaction or event within the required time period shall satisfy in full the Company’s obligation to so notify Holders of the Securities).

(b)           Securities may not be converted after the close of business on the second Scheduled Trading Day immediately preceding July 15, 2014.

Section 4.02.          Conversion Procedures.

(a)           In order to exercise the conversion privilege with respect to any interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Applicable Procedures of the Depositary, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 4.03(e) and any taxes or duties if required pursuant to Section 4.07 and the Trustee or Conversion Agent must be informed of the conversion in accordance with the Applicable Procedures of the Depositary.  In order to exercise the conversion privilege with respect to any Certificated Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i)    complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)   deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(iii)  if required, furnish appropriate endorsements and transfer documents,

(iv)  make any payment required under Section 4.03(e); and

(v)   if required, pay all transfer or similar taxes as set forth in Section 4.07.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”  A Security shall be deemed to have been converted immediately prior to the close of business on the Conversion Date.  The Conversion Agent will, as promptly as possible, and in any event within one Business Day, provide the Company with notice of any conversion by Holders of the Securities.

(b)        Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.  All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(c)        In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion on the relevant Conversion Date.  The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects in accordance with the provisions of Section 4.03(c) to satisfy the related Conversion Obligation solely in shares of Common Stock) or the last Trading Day of the related Cash Settlement Averaging Period (in the case of any other Settlement Method elected (or deemed elected) by the Company in accordance with the provisions of Section 4.03(c)); provided, however, if such Conversion Date or such last Trading Day of the Cash Settlement Averaging Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Securities, such Person shall no longer be a Holder of Securities.

(d)        Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(e)        Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to purchase such Securities may be converted only if such notice of exercise is withdrawn in accordance with Article 3 hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Repurchase Date.

Section 4.03.          Settlement Upon Conversion.

(a)           Upon any conversion of any Security, the Company shall pay and/or deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, the Settlement Amount specified in Section 4.03(b) on the applicable day specified in Section 4.03(d).

(b)           The “Settlement Amount” in respect of any conversion of Securities shall be the amount of shares of Common Stock or cash or combination thereof determined as follows:

(i)            if the Company elects as its Settlement Method in accordance with the provisions of Section 4.03(c) to settle its Conversion Obligation in respect of such conversion solely by delivering shares of Common Stock, the Company will deliver to the converting Holder a number of shares of Common Stock equal to (1)(i) the aggregate principal amount of Securities to be converted, divided by (ii) $1,000, multiplied by (2) the then-applicable Conversion Rate;

(ii)           if the Company elects as its Settlement Method in accordance with the provisions of Section 4.03(c) to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Holder, cash in an amount per $1,000 principal amount of Securities being converted equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Cash Settlement Averaging Period; and

(iii)          if the Company elects as its Settlement Method in accordance with the provisions of Section 4.03(c) to satisfy its Conversion Obligation in respect of such conversion by paying and delivering, as the case may be, a combination of cash and shares of Common Stock, if any, the Company shall pay and deliver to the converting Holder, as the case may be, in respect of each $1,000 principal amount of Securities being converted, cash and shares of Common Stock, if any, in an amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Cash Settlement Averaging Period.

For purposes of determining the Settlement Amount only, “Trading Day” means a day during which trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and there is no Market Disruption Event.

(c)           With respect to each conversion of Securities, the Company shall elect whether it will satisfy the related Conversion Obligation (x) by delivering solely shares of Common Stock, (y) by paying solely cash or (z) by paying or delivering, as the case may be, cash and shares of Common Stock (each, a “Settlement Method”).

(i)            With respect to any Conversion Date occurring prior to April 15, 2014, the Company shall elect a Settlement Method and deliver to converting Holders a related Settlement Notice no later than the second Business Day immediately following the relevant Conversion Date (it being understood that, prior to April 15, 2014, the Company may elect only a single Settlement Method for a given Conversion Date but may elect different Settlement Methods for Conversion Dates occurring on different dates).

(ii)           With respect to each Conversion Date occurring during the period commencing on and including April 15, 2014 and ending on and including the second Scheduled Trading Day preceding the Maturity Date, the Company shall elect a single Settlement Method applicable to all conversions during such period and deliver to all Holders the related Settlement Notice prior to April 15, 2014.

(iii)          Each Settlement Notice shall specify the Settlement Method that the Company has elected and the manner in which the Settlement Amount shall be calculated in accordance with the provisions of Section 4.03(b).  If in connection with any conversion of Securities the Company elects as its Settlement Method to pay and deliver, as the case may be, a combination of cash and shares of Common Stock, such Settlement Notice shall also designate the Specified Dollar Amount.

(iv)          If in connection with any conversion of Securities:

(x)            the Company does not deliver a Settlement Notice within the time period required by Section 4.03(c)(i) or 4.03(c)(ii), as the case may be; or

(y)           the Company delivers a Settlement Notice within the time period required by Section 4.03(c)(i) or 4.03(c)(ii), as the case may be, but such Settlement Notice does not include the Specified Dollar Amount in the event that the Company shall have elected to satisfy its Conversion Obligation through the payment and delivery of a combination of cash and shares of Common Stock, then, in either case, the Company will be deemed to have elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation and the Specified Dollar Amount shall be deemed to be equal to $1,000.

(d)           The Company shall pay or deliver, as the case may be, the cash, shares of Common Stock or combination thereof in respect of any relevant Conversion Obligation on the third Trading Day immediately following the last Trading Day of the applicable Cash Settlement Averaging Period; provided that

(i)            if the Company elects to fulfill its Conversion Obligation solely in shares of Common Stock, or

(ii)           if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, pursuant to Section 4.06,

then, in either case, the Company shall pay the cash amounts owing on the third Trading Day immediately following the relevant Conversion Date.  Notwithstanding the foregoing, if any information required to calculate the Conversion Obligation is not available as of the applicable date on which the consideration in respect of the Conversion Obligation shall be payable and/or deliverable, the Company will deliver the additional consideration resulting from such adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled in satisfaction of such Conversion Obligation.

(e)           Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligations pursuant to Section 4.02 shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion

Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after the close of business on a Regular Record Date, Holders of such Securities as of the close of business on the Regular Record Date will receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Securities so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Securities or (3) if the Securities are surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date. Except as set forth in this Section 4.03(e), no payment or adjustment will be made for accrued and unpaid interest on converted Securities.

(f)            The Company shall not issue fractional shares of Common Stock upon conversion of Securities. Instead, the Company shall pay cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock in accordance with the provisions of clause (i) of Section 4.03(b)) or based on the Daily VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period (in the case of any other Settlement Method).  The number of full shares that shall be issued upon conversion of Securities by a Holder thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.  If the Company has elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation in accordance with the provisions of clause (iii) of Section 4.03(b), the provisions of the preceding sentence shall apply and the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Cash Settlement Averaging Period and any fractional shares remaining after such computation shall be paid in cash.

Section 4.04.          Increased Conversion Rate Applicable to Securities Surrendered in Connection with Make-Whole Fundamental Changes.

(a)           If a Holder elects to convert its Securities at any time from and including the Effective Date of a Make-Whole Fundamental Change until, and including, the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, or the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change (in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), the applicable Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described in this Section 4.04.

(b)           The number of Additional Shares by which the Conversion Rate will be increased for conversions that occur during the Make-Whole Fundamental Change Period will be determined by reference to the table set forth below, based on the date on which the Make-

Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Company’s Common Stock in the Make-Whole Fundamental Change.  If holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock.  In the case of any other Make-Whole Fundamental Change, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on and including the Trading Day preceding the Effective Date of the Make-Whole Fundamental Change.

(c)           The following table sets forth the number of Additional Shares, if any, by which the Conversion Rate will be increased for each Stock Price and Effective Date set forth in the table below:

Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Securities)

	Stock Price
Effective Date	$12.37	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$80.00
Jul 14, 2009	16.1681	11.8094	9.4106	7.8689	6.0238	4.9654	3.7198	2.9931	2.5112	1.9115
Jul 15, 2010	16.1681	10.9352	8.4161	6.8803	5.1407	4.2163	3.1482	2.5312	2.1233	1.6141
Jul 15, 2011	16.1681	9.9752	7.2520	5.7126	4.1189	3.3462	2.4913	2.0006	1.6763	1.2700
Jul 15, 2012	16.1681	8.6684	5.7020	4.2036	2.8855	2.3233	1.7256	1.3817	1.1529	0.8671
Jul 15, 2013	16.1681	6.5635	3.4703	2.2542	1.4999	1.2274	0.9239	0.7436	0.6233	0.4728
Jul 15, 2014	16.1681	1.9940	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)            If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii)           If the Stock Price is greater than $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above pursuant to Section 4.04(d) above), no Additional Shares shall be added to the Conversion Rate.

(iii)          If the Stock Price is less than $12.37 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above pursuant to Section 4.04(d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 80.8407 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.05.

(d)           The Stock Prices set forth in the first row of the table (i.e., column headers) in Section 4.04(c) shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.05.

(e)           As soon as practicable after the Effective Date of any Make-Whole Fundamental Change but in no event later than five Trading Days after such Effective Date, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall issue a press release announcing, the Effective Date of such Make-Whole Fundamental Change and make such press release available on the Company’s web site.  If applicable, such notice and press release shall also specify the amount, if any, by which the Conversion Rate shall be increased in accordance with the provisions of this Section 4.04 and the period in which Securities may be converted at the increased Conversion Rate.

(f)            Nothing in this Section 4.04 shall prevent an adjustment to the Conversion Rate pursuant to Section 4.05.

(g)           If a Holder elects to convert Securities prior to the Effective Date of the Fundamental Change, such Holder shall not be entitled to any adjustment to the Conversion Rate or any Additional Shares under this Section 4.04 in connection with such conversion.

Section 4.05.          Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders of Securities participate, as a result of holding the Securities, in any of the transactions described in this Section 4.05, at the same time as holders of the Common Stock participate, without having to convert their Securities as if such Holders held, for each $1,000 principal amount of Securities, a number of shares of Common Stock equal to the Conversion Rate in effect at the time any such adjustment would otherwise be required.

(a)           If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the applicable Conversion Rate will be adjusted based on the following formula:

CR = CR0 x OS
OS0

where

CR0 =    the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR =      the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0  =   the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS =      the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)           If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR = CR0 x	OS0 + X

OS0 + Y

where

CR0 =       the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR =        the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 =       the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =           the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y =           the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution of such rights, options or warrants.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 4.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable ten-consecutive-Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock other than (i) dividends or distributions (including share splits) or rights, options or warrants covered by Section 4.05(a) or Section 4.05(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs to which the provisions set forth below in this Section 4.05(c) shall apply, then, in each such case the Conversion Rate shall be increased based on the following formula:

CR = CR0 x	SP0

SP0 - FMV

where

CR0 =       the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR =        the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0 =       the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =   the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder shall have the right to receive on conversion in respect of each $1,000 principal amount of the Securities held by such holder, in addition to the cash, shares of Common Stock or combination thereof to which such Holder shall be entitled, the amount and kind of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other of the Company’s assets or property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 4.05(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a dividend or other distribution on all or substantially all shares of the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are or will be when issued listed on a securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR = CR0 x	FMV + MP0

MP0

where

CR0 =       the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR =        the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0 =      the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”), and

MP0 =      the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 4.05(c) shall be made immediately after the opening of business on the day after the last day of the Valuation Period, but shall become effective as of the opening of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this Section 4.05(c) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Ex- Dividend Date of any Spin-Off, references in the portion of this Section 4.05(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.

For the purposes of this Section 4.05(c) (and subject in all respect to Section 4.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05 (and no adjustment to the Conversion Rate under this Section 4.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 4.05(c), Section 4.05(a), and Section 4.05(b), any dividend or distribution to which this Section 4.05(c) is applicable that also includes shares of Common Stock to which Section 4.05(a) applies, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 4.05(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 4.05(c) applies (and any Conversion Rate adjustment required by this Section 4.05(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 4.05(a) and Section 4.05(b) with respect to such dividend or distribution shall then be made), except that if determined by the Company (A) “the Ex-Dividend Date for such distribution” and “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” within the meaning of Section 4.05(a) and Section 4.05(b), as the case may be, shall be deemed to be the Ex-Dividend Date for such dividend or distribution for purposes of Section 4.04(c), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 4.05(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 4.05(b).

(d)           If the Company shall make or pay any cash dividend or distribution to all or substantially all holders of its outstanding Common Stock in an amount per share of Common Stock that exceeds the Dividend Threshold Amount, the applicable Conversion Rate shall be increased based on the following formula:

CR = CR0 x	SP0

SP0 - C

where

CR0 =       the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR =        the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =        the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =           the amount in cash per share the Company pays or distributes to holders of its Common Stock in excess of the Dividend Threshold Amount (which Dividend Threshold Amount will be deemed to be zero if the dividend or distribution is not a regular quarterly cash dividend).

The “Dividend Threshold Amount” is initially $0.04 and is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the dividend threshold amount for any adjustment to the conversion rate under this Section 4.05(d).

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution; provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the record date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 4.05(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.05(d), references in this Section to one share of Common Stock or Last Reported Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR = CR0 x	AC + (SP x OS)
OS0 x SP

where

CR0  =    the applicable Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR =                       the applicable Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC =                     the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =                   the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS =                       the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =                         the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment under this Section 4.05(e) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this Section 4.05(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 4.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 4.05(e).

(f)                                    For purposes of this Section 4.05, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)                                 In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 4.05, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Security at its last address appearing on the register for the Securities maintained by the Primary Registrar a notice of the increase at least five days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                                 The Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Security at its last address appearing on the register for the Securities maintained by the Primary Registrar a notice of the increase at least five days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)                                     All calculations and other determinations under this Article 4 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Securities, and (ii) on each of the 22 Scheduled Trading Days immediately preceding the Maturity Date.

(j)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and issue a press release containing the relevant information (and make such press release available on the Company’s web site). Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of the Securities within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                                  For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common

Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(l)                                   The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Article 4, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Common Stock.  Notwithstanding any of the provisions of this Section 4.05, if the application of the foregoing formulas set forth in this Section 4.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share split or share combination).

(m)                             Notwithstanding this Section 4.05 or any other provision of this Indenture or the Securities, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, (x) the close of business on the third Trading Day immediately following the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock) or (y) the close of business on the last Trading Day of a related Cash Settlement Averaging Period (in the case of any other Settlement Method), the Board of Directors may make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as the case may be, as are necessary or appropriate to effect the intent of this Section 4.05 and the other provisions of this Article 4 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 4.05(m) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(n)                               Except as set forth in this Article 4, the Company shall not adjust the Conversion Rate.  The applicable Conversion Rate will not be adjusted:

(i)                                     upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(ii)                                  upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;

(iii)                               upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Securities were first issued;

(iv)                              for a change in the par value of the Common Stock;

(v)                                 for accrued and unpaid interest; or

(vi)                              except as stated herein, for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right, option or warrant to purchase shares of its Common Stock or such convertible or exchangeable securities.

Section 4.06.                             Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                Upon the occurrence of

(i)                                     any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 4.05(a)),

(ii)                                  any consolidation, merger, combination or binding share exchange involving the Company, or

(iii)                               any sale, lease or conveyance of all or substantially all of the property and assets of the Company to any other Person,

(any such event a “Merger Event”) in each case as a result of which the Common Stock would be converted into cash, securities or other property or assets with respect to or in exchange for such Common Stock, then at the effective time of such transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such transaction, the right to convert a Security will be changed into a right to convert it as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction (the “Reference Property”), subject to the provisions of Section 4.06(b).  The Company shall not become a party to any such transaction unless its terms are consistent with this Section 4.06.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person.  If, in the case of any Merger Event the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person with respect to the delivery of Reference Property upon conversion.  For purposes of the foregoing, if any Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any from of stockholder election), the Reference Property into which the Securities will be convertible as set forth in this Indenture shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock (or a plurality thereof if holders of Common Stock are entitled to make multiple elections pursuant to the applicable Merger Event) that affirmatively make such an election (the “Weighted Average Consideration”).

(b)                               With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any Merger Event, the Company’s Conversion Obligation shall be settled in cash or units of Reference Property (each consisting of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event shall have received (or shall be deemed to have received) in such Merger Event) or a combination thereof, at the Company’s election, in accordance with Section 4.03(b) but subject to the following provisions:

(i)                                     if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Reference Property, the Company shall deliver to the converting Holder a number of units of Reference Property equal to (1) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate;

(ii)                                  if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Holder cash in an amount per $1,000 principal amount of Securities equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Cash Settlement Averaging Period, where such Daily Conversion Values are determined by reference to the Daily VWAP of a unit of Reference Property in lieu of the Common Stock; and

(iii)                               if the Company elects to satisfy its Conversion Obligation through delivery of a combination of cash and Reference Property, the Company shall deliver in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, where such Daily Settlement Amounts are determined by reference to the Daily VWAP of a unit of Reference Property in lieu of the Common Stock.

(c)                                The Company shall cause notice of the execution of any supplemental indenture in accordance with the provisions of this Section 4.06 to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Primary Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  In addition, in the event that the Securities become convertible into Reference Property pursuant to this Section 4.06, the Company shall notify the Trustee and issue a press release containing the relevant information (and make such press release available on the Company’s website).  If applicable, the Company shall notify the holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d)                               Notwithstanding any of the provisions of Section 4.05, if this Section 4.06 applies to any event or occurrence, Section 4.05 shall not apply.

(e)                                The above provisions of this Section shall similarly apply to successive Merger Events.

Section 4.07.                             Taxes on Shares Issued.

If a Holder submits Securities for conversion, the Company shall pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax that is due because the holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 4.08.                             Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be converted by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).  The Company further covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission, secure such registration or approval, as the case may be.

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09.                             Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of

Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 4.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.03 hereof, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10.                             Notice to Holders Prior to Certain Actions.

In case:

(a)                                  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.05; or

(b)                                 the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(c)                                  of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder, as promptly as practicable but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 4.11.                             Stockholder Rights Plans.

To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If, however, prior to the time of conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Securities would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or other assets or property having a fair market value of the rights as provided in Section 4.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

COVENANTS

Section 5.01.                             Payment of Securities.

(a)                                  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) (or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Accrued and unpaid interest on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b)                                 Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Certificated Securities having an aggregate principal amount of $5,000,000 or less may be made by check mailed to the address of the Person entitled thereto as such address appears in the register maintained by the Primary Registrar; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

Section 5.02.                             Reports by Company.

The Company shall deliver to the Trustee, within 15 days after it is required to file the same with the SEC, copies of all annual reports, quarterly reports and other documents that it files with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act.  The Company also shall comply with the provisions of TIA Section 314(a).  The Trustee agrees that any such information, documents or reports filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall constitute delivery of the same to the Trustee.

Section 5.03.                             Compliance Certificates.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending June 30, 2009), an Officer’s Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default that shall have occurred in the prior fiscal year. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.  Such certificates need not comply with Section 11.04 of this Indenture.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the occurrence of any Default or Event of Default an Officer’s Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

Section 5.04.                             Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05.                             Stay, Extension And Usury Laws.

The Company covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.06.                             Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

ARTICLE 6

CONSOLIDATION; MERGER; SALE OF ASSETS

Section 6.01.                             Company May Consolidate, Etc., Only on Certain Terms.

(a)                                The Company shall not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of the Company’s property or assets to, another Person, unless:

(1)                                  the resulting, surviving or transferee Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and such Person shall expressly assume by a supplemental indenture, the due and punctual payment of the principal of and interest on all the Securities and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company;

(2)                                  immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                  if the Company will not be the resulting or surviving Person, the Company shall have, at or prior to the effective date of such consolidation or merger or conveyance, transfer or lease, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Article 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02.                             Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer or lease of all or substantially all of the Company’s assets in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01.                             Events of Default.

An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  a default in the payment in respect of the principal amount of any Security when the same becomes due and payable whether on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(2)                                  a default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)                                  the failure to comply with the obligation to convert Securities into Common Stock, cash or a combination of cash and common stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for five days;

(4)                                  failure by the Company to provide a Fundamental Change Repurchase Notice within the time required to provide such notice as set forth in Section 3.01(b) hereof or the failure to provide notice of any transaction or event specified in Section 4.01(a)(iii) or 4.01(a)(iv) within the time required to provide such notice as forth in the relevant Section and such failure continues for five days;

(5)                                  default in the performance, or breach, of any covenant or agreement by the Company in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) through (4) of this Section 7.01), and continuance of such default or breach for a period of 60 consecutive days after written notice thereof has been given to the Company by the Trustee or to the Trustee and the Company by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(6)                                  an event of default (or comparable default) under any bonds, debentures or other instruments under which there may be issued evidences of indebtedness (other than the Securities) by the Company or any of its Subsidiaries that is a Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $35 million, whether such indebtedness now exists or shall hereafter be created, which event of default (or comparable default) shall have resulted in the acceleration of the maturity of at least $35 million of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $35 million of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and such event of default (or comparable default) shall not have been rescinded or annulled or such indebtedness shall not have been discharged and such event of default (or comparable default) continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities then Outstanding;

(7)                                  the entry against the Company or any of its Subsidiaries that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $35 million (excluding any amounts covered by insurance), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished;

(8)                                the Company or any Subsidiary of the Company that is a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

(A)                              commences a voluntary case;

(B)                                consents to the entry of an order for relief against it in an involuntary case;

(C)                                consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)                               makes a general assignment for the benefit of its creditors; or

(9)                                a court of competent jurisdiction enters an order or decree under the Bankruptcy Law that:

(A)                              is for relief against the Company or any Subsidiary of the Company that is a Significant Subsidiary in an involuntary case;

(B)                                appoints a custodian of the Company or any Subsidiary of the Company that is a Significant Subsidiary or for all or substantially all of the property and assets of the Company or any such Subsidiary; or

(C)                                orders the liquidation of the Company or any Subsidiary of the Company that is a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 7.02.                           Acceleration.

(a)                                In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in clause (7) or clause (8) of Section 7.01 with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of and accrued and unpaid interest on all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.  If an Event of Default specified in clause (7) or clause of (8) of Section 7.01 with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of all the Securities and accrued and unpaid interest shall be immediately due and payable.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(A)                            the Company has paid or deposited with the Trustee a sum sufficient to pay

(1)                                  all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(2)                                  all overdue interest on all Outstanding Securities,

(3)                                  the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(4)                                  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(B)                              the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(C)                              all Defaults or Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(b)                               Notwithstanding the foregoing and notwithstanding anything in this Indenture or in the Securities to the contrary, if the Company so elects, the sole remedy of Holders for an Event of Default relating to any obligation to file reports as required under Section 5.02 of this Indenture shall, for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with Section 7.02(a)), consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to (x) 0.25% of the Outstanding principal amount of the Securities for the first 90 days an Event of Default is continuing in such 180-day period and (y) 0.50% of the Outstanding principal amount of the Securities for the remaining 90 days an Event of Default is continuing in such 180-day period. Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Securities.  On the 181st day after such Event of Default (if such violation is not cured or waived prior to such 181st day), the Securities will be subject to acceleration as provided in Section 7.02(a). The provisions set forth in this Section 7.02(b) shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with the provisions of this paragraph, the Securities will be subject to acceleration as provided in Section 7.02(a).

The Company may elect to pay Additional Interest as the sole remedy under this Section 7.02(b) by giving notice to the Holders, the Trustee and Paying Agent of such election on or before the close of business on the 5th Business Day after the date on which such Event of Default otherwise would occur. If the Company fails to timely give such notice or pay Additional Interest, the Securities will be immediately subject to acceleration as provided in Section 7.02(a).

Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in this Section 7.02(b) to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

Section 7.03.                             Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)                                default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                               default is made in the payment of the principal of any Security at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 7.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 7.04.                             Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)                               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05.                             Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.06.                             Application of Money Collected.

Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:                                     To the payment of all amounts due the Trustee (or any predecessor trustee) under Section 8.07;

SECOND:                      To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and

THIRD:                                 The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 7.07.                             Limitation on Suits.

Subject to Section 7.08, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                               the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c)                                such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(d)                               the Trustee for 60 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

(e)                                no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 7.08.                             Unconditional Right of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, interest, Fundamental Change Repurchase Price, if any, or Additional Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.09.                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10.                             Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11.                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12.                             Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)                                such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

(b)                               subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.13.                             Waiver of Past Defaults.

Subject to Section 7.08, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing or past Default or Event of Default and its consequences and rescind any acceleration with respect to the Securities and its consequences, except a Default or Event of Default and any related acceleration with respect to the payment of the principal of or any accrued but unpaid interest on any Security, the failure to repurchase Securities in accordance with the provisions of Article 3 or the failure by the Company to deliver, upon conversion of Securities, cash, shares of Common Stock or a combination thereof, as applicable, or any Default or Event of Default any related acceleration in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected.  When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 7.14.                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of purchase pursuant to Article 3 hereof, on the Fundamental Change Repurchase Date) or for amounts owing upon conversion.

Section 7.15.                             Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE 8

TRUSTEE

Section 8.01.                             Duties of Trustee.

(a)                                In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)                               Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform those duties and only those duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(c)                                The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this clause (c) does not limit the effect of clauses (b) or (d) of this Section 8.01;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

(d)                               No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c), (d) and (f) of this Section 8.01.

(f)                                    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 8.02.                             Notice of Default.

Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security or the failure to deliver amounts owing upon conversion of a Security in accordance with the provisions of Article 4, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 8.03.                             Certain Rights of Trustee.

Subject to the provisions of Section 8.01 hereof:

(a)                                  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                                  the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(e)                                  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be charged with knowledge of or be deemed to have notice of any Default or Event of Default with respect to the Securities unless written notice of such Default or Event of Default shall have been received by the Trustee at its Corporate Trust Office from the Company or any Holder of Securities, and such notice references this Indenture and the Securities;

(i)                                     the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;

(j)                                     whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(k)                                  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including each Agent), custodian and other Person employed to act hereunder;

(l)                                     the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(m)                               the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authority and governmental action.

Section 8.04.                             Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.05.                             Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Registrar, Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar, Conversion Agent or such other agent.

Section 8.06.                             Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.

Section 8.07.                             Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and, together with the lien referred in the next sentence, shall survive the satisfaction and discharge, and termination for any reason, of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. To secure the Company’s obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money and property held or collected by the Trustee, other than money or property held in trust for the payment of principal of or interest on particular Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01 (8) or Section 7.01 (9) with respect to the Company, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

Section 8.08.                             Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the TIA.  For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of any indenture or indentures, if any, pursuant to which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in said Section 310(b)(1) are met.  Nothing herein shall preclude the Trustee from making the application referred to in the penultimate paragraph of Section 310(b) of the TIA.

Section 8.09.                             Trustee Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.

Section 8.10.                             Resignation and Removal; Appointment of Successor Trustee.

(a)                                No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.

(b)                               The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company.  Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee.  If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or of any removal of the Trustee as hereinafter provided, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(c)                                The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)                               If at any time:

(1)                                  the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2)                                  the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e)                                If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11. If, within 60 days after such removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 7.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f)                                    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 8.11.                             Acceptance of Appointment by Successor.

(a)                                  Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder, subject nevertheless to its lien provided for in Section 8.07, and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts and duties.  Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

(b)                                 No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.

(c)                                  Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 8.12.                             Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13.                             Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company. A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 8.14.                             Reports By Trustee.

(a)                                  Within 60 days after June 15 of each year commencing with the first June 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such June 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).

(b)                                 A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any national securities exchange.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01.                             Satisfaction and Discharge of the Indenture.

When (i) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Repurchase Date or following the Conversion Date or the last Trading Day of the applicable Cash Settlement Averaging Period, as the case may be, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and shares of Common Stock, if and as applicable, sufficient to pay or deliver all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash on the Maturity Date of the Securities or upon an earlier Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee (which may include any of the Underwriters), and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Securities to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders of the Securities, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 11.04 hereof and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

Section 9.02.                             Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 9.04, all monies deposited with the Trustee pursuant to Section 9.01 shall be held in trust for the sole benefit of the Holders of the Securities, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any.

Section 9.03.                             Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 9.04.                             Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder of the Securities may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 9.05.                             Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01.                       Without Consent of Holders.

(a)                                The Company and the Trustee, may from time to time and at any time, and without the consent of any Holder, enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1)                                  to cure any ambiguity, omission, defect or inconsistency in this Indenture or in the Securities in a manner that does not materially adversely affect the rights of any Holder;

(2)                                  to conform the terms of the Indenture or the Securities to the description thereof in the Prospectus;

(3)                                  to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture pursuant to Article 6 of this Indenture;

(4)                                  to add guarantees with respect to the Securities;

(5)                                  to secure the Securities;

(6)                                  to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company;

(7)                                  to make any change that does not materially adversely affect the rights of any Holder;

(8)                                  to appoint a successor Trustee with respect to the Securities; or

(9)                                  to comply with any requirements of the Trust Indenture Act.

Section 10.02.                       With Consent of Holders.

(a)                                The Company and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). However, without the written consent of each Holder affected, an amendment or supplement may not:

(1)                                  reduce the rate or extend the stated time for payment of interest on any Security;

(2)                                  reduce the principal of, or change the Maturity Date of, any Security;

(3)                                  make any change that impairs or adversely affects the conversion rights of any Securities;

(4)                                  reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the holders of the Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)                                  make any Security payable in a currency other than that stated in the Security;

(6)                                  impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7)                                  make any change in this Article 10 relating to provisions that cannot be modified or amended without the consent of the Holder of each outstanding Security affected or in the waiver provisions in Section 7.13 or Section 10.02(b); or

(8)                                  reduce the percentage in aggregate principal amount of Securities Outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default.

(b)                               Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then Outstanding may, on behalf of all the Holders of all Securities, consent to the waiver of compliance (including, without limitation and for the avoidance of doubt, any past Default or Event of Default under this Indenture and the Securities and its consequences) by the Company with any provisions of this Indenture and the Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) except in each instance compliance by the Company with its obligations to pay when due the principal amount, accrued and unpaid interest, or the Fundamental Change Repurchase Price, if any and as applicable, or to deliver amounts due upon conversion, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected (and, in each case, any related Default or Event of Default relating thereto).

(c)                                  Upon delivery to the Trustee of a Company Request, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, if required, the Trustee shall, subject to Section 10.03, join with the Company in the execution of such supplemental indenture.

(d)                                 It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03.                       Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 11.04, and (subject to Section 8.01 and Section 8.03(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture, agreement or instrument, or acceptance of any such additional trust, is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument, or accept any such additional trusts, which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04.                       Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05.                       Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the TIA as then in effect.

Section 10.06.                       Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 10.07.                       Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 11.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01.                       Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.02.                       Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Regis Corporation
7201 Metro Boulevard
Edina, Minnesota  55439
Attention:  Eric A. Bakken, Esq.
Facsimile No.:  (952) 918-4770

or at any other address previously furnished in writing to the Trustee by the Company if to the Trustee, to:

Wells Fargo Bank, N.A.
MAC N9311-110
625 Marquette Ave., 11th Floor
Minneapolis, MN 55479
Attention:  Corporate Trust Services
Facsimile No.:  (612) 667-9825

or at any other address previously furnished in writing to the Holders or the Company by the Trustee.

Such notices or communications shall be effective only when actually received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 11.03.                       Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

Section 11.04.                       Compliance Certificates and Opinions.

(a)                                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)                                 Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the Person signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.05.                       Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.05.

(b)                                 The ownership of Securities shall be proved by the register maintained by the Primary Registrar.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the

Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(d)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e)                                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

(f)                                    If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(g)                                 For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 11.06.                       Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.07.                       Legal Holidays.

In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as the case may be, to the next succeeding Business Day.

Section 11.08.                       Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICATION OF PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED.

Section 11.09.                       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.                       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

Section 11.11.                       Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not.

Section 11.12.                       Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 11.13.                       Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14.                       Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 11.15.                       Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Very truly yours,

REGIS CORPORATION

By:	/s/ Eric Bakken
	Name:	Eric Bakken
	Title:	Sr. Vice President

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Jayne Sillman
	Name:	Jayne Sillman
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

REGIS CORPORATION

5% Convertible Senior Note due 2014

No. R-1	Initially $150,000,000
CUSIP No. 758932 AA5

Regis Corporation, a Minnesota corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns,                        Dollars ($                    ) [(or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto)](1) on July 15, 2014 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Security shall bear interest at a rate of 5% per annum from July 14, 2009 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid.  Interest on this Security will be computed on the basis of a 360-day year composed of twelve 30-day months.  Interest is payable semi-annually in arrears on each January 15 and July 15, commencing on

(1) Include this legend in the case of a Global Security.

January 15, 2010, to the Person in whose name this Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 7.02(b) of the within-mentioned Indenture.

The Company shall pay principal of and interest on this Security, so long as such Security is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Security. The Company shall pay principal of any Securities (other than Securities that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Securities and its agency in New York, New York as a place where Securities may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Securities without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar. Interest on the Securities (other than Securities that are Global Securities) will be payable (i) to Holders of the Securities having an aggregate principal amount of Securities of $5,000,000 or less, by check mailed to the Holders of these Securities at their address in the register maintained by the Primary Registrar and (ii) to Holders having an aggregate principal amount of Securities in excess of $5,000,000, either by check mailed to each Holder at its address in the register maintained by the Primary Registrar or, upon application by a Holder to the Primary Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Security and the Indenture, the provisions of the Indenture shall control.  This Security, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, REGIS CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: July 14, 2009

REGIS CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated herein referred to in the within-mentioned Indenture.

Dated: July 14, 2009

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

REGIS CORPORATION

5% Convertible Senior Note due 2014

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued under an Indenture dated as of July 14, 2009 (herein called the “Indenture”), by and between the Company and Wells Fargo Bank, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Security is not subject to redemption at the option of the Company prior to July 15, 2014.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding July 15, 2014, to convert this Security or a portion thereof that is $1,000 or an integral multiple thereof, into cash or shares of Common Stock or a combination thereof at the option of the Company at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured.  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Securities may be declared due and payable, by either the Trustee or Holders of at least 25% in aggregate principal amount of Securities then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 7.01(8) or (9) of the Indenture with respect to the Company, the principal amount of, and interest on, all the Securities shall automatically become due and payable.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the register maintained by the Primary Registrar, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Primary Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT

Custodian
(Cust)

TEN ENT - as tenants by the entireties

(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used
though not in the above list.

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES(2)

REGIS CORPORATION

5% Convertible Senior Notes due 2014

The initial principal amount of this Registered Global Security is                                ($                  ).  The following, exchanges, purchases or conversions of a part of this Registered Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Registered Global Security	Amount of increase in principal amount of this Registered Global Security	Principal amount of this Registered Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

(2) Include this Schedule in the case of a Global Security.

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To:  Regis Corporation

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into shares of Common Stock or cash or a combination thereof at the option of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that cash, if any, payable and shares of Common Stock, if any, issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Securities representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

$

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

B-1

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Regis Corporation

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Regis Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Security and the Indenture referred to in this Security (1) the entire principal amount of this Security, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ ,000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                          hereby sell(s), assign(s) and transfer(s) unto                                    (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                             attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed
by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

D-1